LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

KNOW
ALL MEN BY THESE PRESENTS, that the
undersigned, an officer of A REIT,
Inc., a Maryland corporation (the
"Company"), does hereby nominate,
constitute and appoint Andrea R.
Biller and Anthony W. Thompson, or any
one or more of them, their
true and lawful attorneys and agents to do any and all acts and things and execute and file any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the undersigned (in his individual capacity or in a fiduciary or any other capacity) to comply with the Securities
Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his individual capacity or in a fiduciary or any other capacity) may be required to file pursuant to Section
16(a) of the Act, including specifically, but without limitation, full power and authority to sign the undersigned's name, in his individual capacity or in a fiduciary or any other capacity, to any report or statement on Form ID, Form 3, Form 4 or Form 5 or to any amendment thereto, or any form or forms adopted by the Securities and
Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

This
authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as an officer of the Company and remain in effect thereafter for so long as the undersigned (in his individual capacity or in a fiduciary or any other capacity) has any obligation under Section 16 of the Act with respect to securities of the
Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of
September, 2004.

ANTHONY W. THOMPSON
ANTHONY W. THOMPSON